Exhibit (r)(1)

YIELDSTREET PRISM FUND INC.

CODE OF ETHICS

Adopted as of [ ]

Adopted Under Rule 17j-1

While affirming its confidence in the integrity and good faith of all of its officers and directors, YieldStreet Prism Fund Inc. (the “Company”), recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers, employees and directors could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Company, in a position where their personal interest may conflict with that of the Company.

In view of the foregoing and of the prohibitions of Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), the Company has determined to adopt this Code of Ethics (this “Code”) to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures. Personnel of the Adviser are covered under the code of ethics of the Company’s investment adviser, YieldStreet Management, LLC. Personnel of the Company’s sub-adviser (BlackRock Financial Management, Inc.) and each sub-sub-adviser (BlackRock International Limited and BlackRock (Singapore) Limited) are covered under the code of ethics of the Company’s sub-adviser. References in this code to the Company’s “sub-adviser” should be understood to include each sub-sub-adviser of the Company.

I.       Statement of General Principles.

In recognition of the trust and confidence placed in the Company by its shareholders, and to give effect to the Company’s belief that its operations should be directed to the benefit of its shareholders, the Company hereby adopts the following general principles to guide the actions of its directors, officers and employees.

(1)       The interests of the Company’s shareholders are paramount, and all of the Company’s personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

(2)       All personal transactions in securities by the Company’s personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Company and its shareholders.

(3)       All of the Company’s personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Company, or that otherwise bring into question the person’s independence or judgment.

II.       Definitions.

(1)       “Access Person” shall mean (i) each director or officer of the Company, its investment adviser or sub-adviser, (ii) each employee of the Company, its investment adviser or sub-adviser (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales, (iii) any natural person in a control relationship to the Company, its investment adviser or sub-adviser who obtains information concerning recommendations made to or by the Company with respect to the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (iv) each director, officer or general partner of any principal underwriter for the Company, but only where such person in the ordinary course either makes, participates in, or obtains information regarding the purchase or sale of securities by the Company, or whose functions relate to the making of recommendations regarding securities to the Company; and (v) any natural person in a control relationship with the Company, the Company’s adviser or the Company’s sub-adviser who obtain information concerning recommendations made to the Company with regard to the purchase or sale of a security.

(2)       “Beneficial ownership” of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means that a person should generally consider himself the beneficial owner of any securities in which he has a direct or indirect pecuniary interest. In addition, a person should consider himself the beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

(3)       “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

(4)       “Independent Director” means a director of the Company who is not an “interested person” of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

(5)       “Initial Public Offering” (“IPO”) means an offering of Securities registered under the Securities Act of 1933, as amended (the “Securities Act”, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(6)       “Portfolio Manager” means an individual who is involved in making the purchase or sale decisions of securities for the Company.

(7)       “Private Placement” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rules 504, 505 or 506 thereof.

(8)       “Special Purpose Investment Personnel” means each Access Person who, in connection with his or her regular functions (including, where appropriate, attendance at meetings of the Board of Directors (the “Board”) of the Company and other meetings at which the official business of the Company is discussed or carried on), obtains contemporaneous information regarding the purchase or sale of a security by the Company. Special Purpose Investment Personnel shall occupy this status only with respect to those securities as to which he or she obtains such contemporaneous information.

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(9)       “Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

(10)       “Review Officer” means the officer of the Company, its adviser or its sub-adviser designated from time to time to receive and review reports of purchases and sales by Access Persons. It is recognized that a different Review Officer may be designated with respect to the Company and the chief compliance officer of the adviser and the sub-adviser.

(11)       “Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and shares issued by registered, open-end mutual funds (other than ETFs) and high quality short-term debt instruments, including repurchase agreements.

(12)       A Security “held or to be acquired” by the Company means (A) any Security which, within the most recent fifteen days, (i) is or has been held by the Company, or (ii) is being or has been considered by the Company’s investment adviser for purchase by the Company; (B) and any option to purchase or sell and any Security convertible into or exchangeable for any Security described in (A) above.

(13)       A Security is “being purchased or sold” by the Company from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Company until the time when such program has been fully completed or terminated.

III.       Prohibited Purchases and Sales of Securities.

(1)       No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Company:

(A)       employ any device, scheme or artifice to defraud the Company;

(B)       make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(C)       engage in any act, practice or course of business which would operate as a fraud or deceit upon the Company; or

(D)       engage in any manipulative practice with respect to the Company.

(2)       No Portfolio Manager may purchase or sell, directly or indirectly, any Security as to which such person is a Portfolio Manager in which he or she had (or by reason of such transaction acquires) any Beneficial Ownership at any time within 7 calendar days before or after the time that the same (or a related) Security is being purchased or sold by the Company.

(3)       No Special Purpose Investment Personnel may profit in the purchase and sale, or sale and purchase of a Security as to which he or she is a Special Purpose Investment Personnel within 60 days of acquiring Beneficial Ownership of that Security.

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IV.       Additional Restrictions and Requirements

(1)       Pre-approval of Private Placements – Investment Personnel must obtain approval from the Review Officer before acquiring beneficial ownership of any securities offered in connection with an IPO or a Private Placement.

(2)       Pre-approval of Initial Public Offerings (“IPOs”) - Investment Personnel must obtain approval from the Review Officer before acquiring beneficial ownership of any securities offered through an IPO.

(3)       No Access Person shall accept or receive any gift of more than de minimis value from any person or entity that does business with or on behalf of the Company.

(4)       Each Access Person (other than the Company’s Independent Directors and its directors and officers who are not currently affiliated with or employed by the Company’s investment adviser, sub-adviser or principal underwriter) who is not required to provide such information under the terms of a code of ethics described in Section VII hereof must provide to the Review Officer a complete listing of all securities owned by such person as of the end of a calendar quarter. The initial listing must be submitted no later than 10 days of the date upon which such person first becomes an Access Person of the Company, and each update thereafter must be provided no later than 30 days after the start of the subsequent year.

V.       Reporting Obligations.

(1)       Each Access Person (other than the Company’s Independent Directors) shall report all transactions in Securities in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. Reports shall be filed with the Review Officer quarterly. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports (“Alternate Review Officer”), who shall act in all respects in the manner prescribed herein for the Review Officer.

(2)       Every report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(A)       The date of the transaction, the title and the number of shares or the principal amount of each security involved;

(B)       The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(C)       The price at which the transaction was effected;

(D)       The name of the broker, dealer or bank with or through whom the transaction was effected; and

(E)       The date the report was submitted by the Access Person.

(3)       In the event no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

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(4)       An Access Person who would otherwise be required to report his or her transactions under this Code shall not be required to file reports pursuant to this Section V where such person is required to file reports pursuant to a code of ethics described in Section VII, hereof.

(5)       An Independent Director shall report transactions in Securities only if the Director knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a director, should have known, that during the 15 day period immediately preceding or following the date of the transaction, such security was purchased or sold, or was being considered for purchase or sale, by the Company. (The “should have known” standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting the Company’s investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Company’s portfolio holdings, market considerations, or the Company’s investment policies, objectives and restrictions.)

(6)       Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

(7)       Each Independent Director shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company’s outstanding shares. Such report shall be made promptly after the date on which the director’s ownership interest equaled or exceeded 1/2 of 1%.

VI.       Review and Enforcement.

(1)       The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of the Company and a list of securities being considered for purchase or sale by the Company’s adviser(s) and/or sub-adviser(s) to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

(2)       If the Review Officer determines that a violation of this Code may have occurred, he or she shall submit his written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the CCO and outside counsel, who shall make an independent determination as to whether a violation has occurred.

(3)       If the CCO and outside counsel find that a violation has occurred, the CCO shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board.

(4)       No person shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction against himself. If a securities transaction of the CCO is under consideration, the President of the Company or other designee of the Board shall act in all respects in the manner prescribed herein for the CCO.

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VII.       Investment Adviser’s, Sub-Adviser’s or Principal Underwriter’s Code of Ethics.

The Adviser, Sub-Adviser and principal underwriter (where applicable) of the Company shall:

(1)       Submit to the Board a copy of its code of ethics adopted pursuant to Rule 17j-1;

(2)       Promptly report to the Company in writing any material amendments to such code of ethics;

(3)       Promptly furnish to the Company upon request copies of any reports made pursuant to such code of ethics by any person who is an Access Person as to the Company; and

(4)       Shall immediately furnish to the Company, without request, all material information regarding any violation of such code of ethics by any person who is an Access Person as to the Company.

VIII.       Annual Written Report to the Board.

At least once a year, the Review Officer will provide the Board a written report that includes:

(1)       Issues Arising Under this Code - The Report will describe any issue(s) that arose during the previous year under the Code, including any material Code violations, and any resulting sanction(s).

(2)       Certification - The Report will certify to the Board that the Company has adopted measures reasonably necessary to prevent its personnel from violating this Code currently and in the future.

IX.       Records.

The Company shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission.

(1)       A copy of this Code and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(2)       A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3)       A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

(4)       A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

(5)       A copy of each annual report to the Board will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

(6)       A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities in an IPO or a Private Placement, shall be preserved for at least five years after the end of the fiscal year in which the approval is granted.

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X.       Miscellaneous

(1)       Confidentiality. All reports of securities transactions and any other information filed with the Company pursuant to this Code shall be treated as confidential.

(2)       Interpretation of Provisions. The Board may from time to time adopt such interpretations of this Code as it deems appropriate.

(3)       Periodic Review and Reporting. The CCO shall report to the Board at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

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